Exhibit 99.1

NEWS RELEASE

Range Announces First Quarter 2026 Results

FORT WORTH, TEXAS, April 21, 2026…RANGE RESOURCES CORPORATION (NYSE: RRC) today announced its first quarter 2026 financial results.

First Quarter 2026 Highlights –

•
Cash flow from operating activities of $619 million
•
Cash flow from operations, before working capital changes, of $545 million
•
Repurchased $27 million of shares, paid $24 million in dividends, and reduced net debt by $384 million
•
Capital spending was $139 million, approximately 21% of the annual 2026 budget
•
Realized price, including hedges, was $4.84 per mcfe
•
Natural gas differential, including basis hedging, of $0.18 per mcf premium to NYMEX
•
Pre-hedge NGL realizations of $26.62 per barrel, a premium of $4.41 over the Mont Belvieu equivalent
•
Production averaged 2.21 Bcfe per day, approximately 32% liquids

Commenting on the results, Dennis Degner, the Company’s CEO said, “Range is off to a great start in 2026, showing steady progress executing the multi-year disciplined growth plan announced last year. First quarter 2026 results also highlighted the value of Range’s strategic marketing portfolio with access to premium markets in the U.S. and abroad as Range realized its highest natural gas premium in over a decade and a record quarterly NGL premium. The resulting strong free cash flow funded a growing dividend, continued share repurchases and the strongest balance sheet in Company history. We believe Range is increasingly well-positioned to serve growing local and global demand for U.S. natural gas and NGLs given our consistent operational results, low full-cycle cost structure, and high-return, long-life asset base.”

Financial Discussion

Except for generally accepted accounting principles (“GAAP”) reported amounts, specific expense categories exclude non-cash impairments, unrealized mark-to-market adjustment on derivatives, non-cash stock compensation and other items shown separately on the attached tables. “Unit costs” as used in this release are composed of direct operating, transportation, gathering, processing and compression, taxes other than income, general and administrative, interest and depletion, depreciation and amortization costs divided by production. See “Non-GAAP Financial Measures” for a definition of non-GAAP financial measures and the accompanying tables that reconcile each non-GAAP measure to its most directly comparable GAAP financial measure.

First Quarter 2026 Results

GAAP revenues and other income for first quarter 2026 totaled $1.03 billion, GAAP net cash provided from operating activities (including changes in working capital) was $619 million, and GAAP net income was $342 million ($1.44 per diluted share). First quarter earnings results include a $33 million mark-to-market derivative loss due to increases in commodity prices.

Cash flow from operations before changes in working capital, a non-GAAP measure, was $545 million. Adjusted net income comparable to analysts’ estimates, a non-GAAP measure, was $360 million ($1.52 per diluted share) in first quarter 2026.

The following table details Range’s first quarter 2026 unit costs per mcfe(a):

Expenses	1Q 2026 (per mcfe)	1Q 2025 (per mcfe)	Increase (Decrease)

Direct operating(a)	$ 0.14	$ 0.13	8%
Transportation, gathering, processing and compression(a)	1.63	1.55	5%
Taxes other than income	0.03	0.04	(25)%
General and administrative(a)	0.17	0.16	6%
Interest expense(a)	0.09	0.14	(36)%
Total cash unit costs(b)	2.07	2.01	3%
Depletion, depreciation and amortization (DD&A)	0.45	0.46	(2)%
Total unit costs plus DD&A(b)	$ 2.51	$ 2.46	3%

(a)
Excludes stock-based compensation, one-time settlements, and amortization of deferred financing costs.
(b)
Totals may not be exact due to rounding.

The following table details Range’s average production and realized pricing for first quarter 2026(a):

	1Q26 Production & Realized Pricing
	Natural Gas (mcf)	Oil (bbl)	NGLs (bbl)	Natural Gas Equivalent (mcfe)

Net production per day	1,508,842	8,239	108,193	2,207,436

Average NYMEX price	$ 4.97	$ 73.98	$ 22.21
Differential, including basis hedging	0.18	(10.68)	4.41
Realized prices before NYMEX hedges	5.15	63.30	26.62	5.06
Settled NYMEX hedges	(0.31)	(4.89)	0.00	(0.23)
Average realized prices after hedges	$ 4.85	$ 58.41	$ 26.62	$ 4.84

(a)
Totals may not add due to rounding

First quarter 2026 natural gas, NGLs and oil price realizations (including the impact of cash-settled hedges and derivative settlements) averaged $4.84 per mcfe.

•
The average natural gas price, including the impact of basis hedging, was $5.15 per mcf, or a $0.18 per mcf premium differential to NYMEX. Range continues to expect its 2026 natural gas differential to average ($0.35) to ($0.45) relative to NYMEX.
•
Range’s pre-hedge NGL price during the quarter was $26.62 per barrel, approximately $4.41 above the Mont Belvieu weighted equivalent. Range is improving its full-year NGL price guidance to a range of +$1.25 to +$2.50 relative to a Mont Belvieu equivalent barrel.
•
Crude oil and condensate price realizations, before realized hedges, averaged $63.30 per barrel, or $10.68 below WTI (West Texas Intermediate). Range continues to expect its 2026 condensate differential to average ($10.00) to ($14.00) relative to NYMEX.

Financial Position and Repurchase Activity

In January 2026, Range fully redeemed the $600 million principal balance of 8.25% senior notes due 2029 by borrowing on the Company’s bank credit facility. As of March 31, 2026, Range had net debt outstanding of approximately $834 million, consisting of $500 million of senior notes and $334 million on the credit facility.

During the quarter, Range repurchased 800,000 shares at an average price of approximately $33.91 per share. As of March 31, 2026, the Company had $1.5 billion of availability under the share repurchase program.

Capital Expenditures and Operational Activity

First quarter 2026 drilling and completion expenditures were $130 million. In addition, during the quarter, approximately $5 million was invested in acreage, and $4 million was invested in infrastructure, pneumatic upgrades, and other investments. First quarter capital spending represented approximately 21% of Range’s total capital budget in 2026.

During the quarter, Range drilled ~143,000 lateral feet across 9 wells, while turning to sales ~267,000 feet across 17 wells. The table below summarizes expected 2026 activity plans regarding the number of wells to sales in each area.

	Wells TIL 1Q 2026	Remaining 2026	Planned Wells TIL in 2026
Liquids Rich	17	33	50
Dry Gas	0	18	18
Total Appalachia	17	51	68

Guidance – 2026

Based on recent strip pricing, Range’s expected pre-hedge NGL price realization in 2026 has increased by approximately $4.75 per barrel relative to strip pricing in February. Higher realized NGL prices will result in slightly higher processing costs versus prior guidance, as Range’s processing costs are based on NGL revenue. Net of price-linked processing costs, the increase in forecasted NGL prices is expected to add approximately $160 million in cash flow for Range versus prior expectations, demonstrating margin expansion with rising NGL prices. Updated guidance for NGL pricing and GP&T expense can be found below.

Capital & Production Guidance

Range’s 2026 all-in capital budget is $650 million - $700 million. Annual production is expected to be approximately 2.35 - 2.40 Bcfe per day in 2026. Liquids are expected to be over 30% of production.

Updated Full Year 2026 Expense Guidance

	Updated Guidance	Prior Guidance
Direct operating expense:	$0.12 - $0.13 per mcfe	$0.12 - $0.13 per mcfe
Transportation, gathering, processing and compression expense (GP&T):	$1.55 - $1.60 per mcfe	$1.50 - $1.55 per mcfe
Taxes other than income:	$0.03 - $0.04 per mcfe	$0.03 - $0.04 per mcfe
Exploration expense:	$22 - $28 million	$22 - $28 million
G&A expense:	$0.17 - $0.18 per mcfe	$0.17 - $0.18 per mcfe
Net Interest expense:	$0.07 - $0.09 per mcfe	$0.07 - $0.09 per mcfe
DD&A expense:	$0.45 - $0.46 per mcfe	$0.45 - $0.46 per mcfe
Net brokered gas marketing expense:	$8 - $12 million	$8 - $12 million

Updated Full Year 2026 Price Guidance

Based on recent market indications, Range expects to average the following price differentials for its production in 2026.

	Updated Guidance	Prior Guidance
FY 2026 Natural Gas:(1)	NYMEX minus $0.35 to $0.45	NYMEX minus $0.35 to $0.45
FY 2026 Natural Gas Liquids:(2)	MB plus $1.25 to $2.50 per barrel	MB plus $0.00 to $1.00 per barrel
FY 2026 Oil/Condensate:	WTI minus $10.00 to $14.00	WTI minus $10.00 to $14.00

(1) Including basis hedging

(2) Mont Belvieu-equivalent pricing based on weighting of 53% ethane, 27% propane, 8% normal butane, 4% iso-butane and 8% natural gasoline.

Hedging Status

Range hedges portions of its expected future production volumes to increase the predictability of cash flow and maintain a strong, flexible financial position. Please see the detailed hedging schedule posted on the Range website under Investor Relations - Financial Information.

Range has also hedged basis across the Company’s numerous natural gas sales points to limit volatility between benchmark and regional prices. The combined fair value of natural gas basis hedges as of March 31, 2026, was a net loss of $12.8 million.

Conference Call Information

A conference call to review the financial results is scheduled on Wednesday, April 22 at 8:00 AM Central Time (9:00 AM Eastern Time). Please click here to pre-register for the conference call and obtain a dial in number with passcode.

A simultaneous webcast of the call may be accessed at www.rangeresources.com. The webcast will be archived for replay on the Company's website until May 22nd.

Non-GAAP Financial Measures

To supplement the presentation of its financial results prepared in accordance with generally accepted accounting principles (GAAP), the Company’s earnings press release contains certain financial measures that are not presented in accordance with GAAP. Management believes certain non-GAAP measures may provide financial statement users with meaningful supplemental information for comparisons within the industry. These non-GAAP financial measures may include, but are not limited to Net Income, excluding certain items, Cash flow from operations before changes in working capital, realized prices, Net debt and Cash margin.

Adjusted net income comparable to analysts’ estimates as set forth in this release represents income or loss from operations before income taxes adjusted for certain non-cash items (detailed in the accompanying table) less income taxes. We believe adjusted net income comparable to analysts’ estimates is calculated on the same basis as analysts’ estimates and that many investors use this published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies. Diluted earnings per share (adjusted) as set forth in this release represents adjusted net income comparable to analysts’ estimates on a diluted per share basis. A table is included which reconciles income or loss from operations to adjusted net income comparable to analysts’ estimates and diluted earnings per share (adjusted). On its website, the Company provides additional comparative information on prior periods.

Cash flow from operations before changes in working capital represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items. Cash flow from operations before changes in working capital (sometimes referred to as “adjusted cash flow”) is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. A table is included which reconciles net cash provided by operations to cash flow from operations before changes in working capital as used in this release. On its website, the Company provides additional comparative information on prior periods for cash flow, cash margins and non-GAAP earnings as used in this release.

The cash prices realized for oil and natural gas production, including the amounts realized on cash-settled derivatives and net of transportation, gathering, processing and compression expense, is a critical component in the Company’s performance tracked by investors and professional research analysts in valuing, comparing, rating and providing investment recommendations and forecasts of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Due to the GAAP disclosures of various derivative transactions and third-party transportation, gathering, processing and compression expense, such information is now reported in various lines of the income statement. The Company believes that it is important to furnish a table reflecting the details of the various components of each income statement line to better inform the reader of the details of each amount and provide a summary of the realized cash-settled amounts and third-party transportation, gathering, processing and compression expense, which were historically reported as natural gas, NGLs and oil sales. This information is intended to bridge the gap between various readers’ understanding and fully disclose the information needed.

Net debt is calculated as total debt less cash and cash equivalents. The Company believes this measure is helpful to investors and industry analysts who utilize Net debt for comparative purposes across the industry.

The Company discloses in this release the detailed components of many of the single line items shown in the GAAP financial statements included in the Company’s Annual or Quarterly Reports on Form 10-K or 10-Q. The Company believes that it is important to furnish this detail of the various components comprising each line of the Statements of Operations to better inform the reader of the details of each amount, the changes between periods and the effect on its financial results.

We believe that the presentation of PV10 value of our proved reserves is a relevant and useful metric for our investors as supplemental disclosure to the standardized measure, or after-tax amount, because it presents the discounted future net cash flows attributable to our proved reserves before taking into account future corporate income taxes and our current tax structure. While the standardized measure is dependent on the unique tax situation of each company, PV10 is based on prices and discount factors that are consistent for all companies. Because of this, PV10 can be used within the industry and by credit and security analysts to evaluate estimated net cash flows from proved reserves on a more comparable basis.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent natural gas and NGL producer with operations focused in the Appalachian Basin. The Company is headquartered in Fort Worth, Texas. More information about Range can be found at www.rangeresources.com.

Included within this release are certain “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not limited to historical facts, but reflect Range’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “outlook”, “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements.

All statements, except for statements of historical fact, made within regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as those regarding future well costs, expected asset sales, well productivity, future liquidity and financial resilience, anticipated exports and related financial impact, NGL market supply and demand, future commodity fundamentals and pricing, future capital efficiencies, future shareholder value, emerging plays, capital spending, anticipated drilling and completion activity, acreage prospectivity, expected pipeline utilization and future guidance information, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and Range's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements. Further information on risks and uncertainties is available in Range's filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. Unless required by law, Range undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

The SEC permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions as well as the option to disclose probable and possible reserves. Range has elected not to disclose its probable and possible reserves in its filings with the SEC. Range uses certain broader terms such as "resource potential,” “unrisked resource potential,” "unproved resource potential" or "upside" or other descriptions of volumes of resources potentially recoverable through additional drilling or recovery techniques that may include probable and possible reserves as defined by the SEC's guidelines. Range has not attempted to distinguish probable and possible reserves from these broader classifications. The SEC’s rules prohibit us from including in filings with the SEC these broader classifications of reserves. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of actually being realized. Unproved resource potential refers to Range's internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers. Unproved resource potential does not constitute reserves within the meaning of the Society of Petroleum Engineer's Petroleum Resource Management System and does not include proved reserves. Area wide unproven resource potential has not been fully risked by Range's management. “EUR”, or estimated ultimate recovery, refers to our management’s estimates of hydrocarbon quantities that may be recovered from a well completed as a producer in the area. These quantities may not necessarily constitute or represent reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or the SEC’s oil and natural gas disclosure rules. Actual quantities that may be recovered from Range's interests could differ substantially. Factors affecting ultimate recovery include the scope of Range's drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recoveries of gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors. Estimates of resource potential may change significantly as development of our resource plays provides additional data.

In addition, our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price or drilling cost changes. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangeresources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102. You can also obtain this Form 10-K on the SEC’s website at www.sec.gov or by calling the SEC at 1-800-SEC-0330.

SOURCE: Range Resources Corporation

Range Investor Contacts:

Laith Sando

817-869-4267

Matt Schmid

817-869-1538

Range Media Contact:

Mark Windle

724-873-3223

RANGE RESOURCES CORPORATION

STATEMENTS OF OPERATIONS
Based on GAAP reported earnings with additional
details of items included in each line in Form 10-Q
(Unaudited, In thousands, except per share data)
	Three Months Ended March 31,
	2026	2025	%
Revenues and other income:
Natural gas, NGLs and oil sales (a)	$1,010,252	$791,920
Derivative fair value loss	(33,429)	(158,957)
Brokered natural gas and marketing	57,229	54,408
ARO settlement loss (b)	-	-
Interest income (b)	55	3,053
Gain on sale of assets (b)	6	62
Other (b)	57	68
Total revenues and other income	1,034,170	690,554	50%

Costs and expenses:
Direct operating	28,128	24,836
Direct operating - stock-based compensation (c)	546	537
Transportation, gathering, processing and compression	323,329	306,109
Taxes other than income	5,823	6,987
Brokered natural gas and marketing	57,239	57,361
Brokered natural gas and marketing - stock-based compensation (c)	884	840
Exploration	5,696	6,044
Exploration - stock-based compensation (c)	334	347
Abandonment and impairment of unproved properties	3,897	4,574
General and administrative	34,453	31,553
General and administrative - stock-based compensation (c)	10,625	10,111
General and administrative - lawsuit settlements and other	273	27
Exit costs	6,950	8,897
Deferred compensation plan (d)	2,543	2,879
Interest expense	18,592	27,785
Interest expense - amortization of deferred financing costs (e)	827	1,376
Loss (gain) on early extinguishment of debt	12,344	(3)
Depletion, depreciation and amortization	88,526	90,559
Total costs and expenses	601,009	580,819	3%

Income before income taxes	433,161	109,735	295%

Income tax expense
Current	5,801	2,000
Deferred	85,730	10,683
	91,531	12,683

Net income	$341,630	$97,052	252%

Net income Per Common Share
Basic	$1.45	$0.40
Diluted	$1.44	$0.40

Weighted average common shares outstanding, as reported
Basic	235,050	240,035	-2%
Diluted	236,396	241,755	-2%

(a) See separate natural gas, NGLs and oil sales information table.
(b) Included in Other income in the 10-Q.
(c) Costs associated with stock compensation and amortization, which have been reflected in the categories associated with the direct personnel costs, are combined with the cash costs in the 10-Q.
(d) Reflects the change in market value of the vested Company stock held in the deferred compensation plan.
(e) Included in interest expense in the 10-Q.

RANGE RESOURCES CORPORATION

BALANCE SHEET
(Unaudited, In thousands)	March 31,	December 31,
	2026	2025

Assets
Current assets	$315,706	$390,835
Derivative assets	92,848	69,397
Natural gas, NGLs and oil properties, net (successful efforts method)	6,756,719	6,708,366
Other property and equipment, net	6,231	4,935
Operating lease right-of-use assets	158,585	173,477
Other	74,819	74,938
	$7,404,908	$7,421,948

Liabilities and Stockholders' Equity
Current liabilities	$667,336	$658,783
Asset retirement obligations	1,173	1,173
Derivative liabilities	10,148	1,196

Bank debt	323,294	106,700
Senior notes, excluding current maturities	495,960	1,091,634
Deferred tax liabilities	787,329	701,601
Derivative liabilities	997	2,363
Deferred compensation liabilities	69,461	68,635
Operating lease liabilities	100,482	115,515
Asset retirement obligations and other liabilities	155,870	153,081
Divestiture contract obligation	190,464	202,586
	2,802,514	3,103,267

Common stock and retained deficit	5,375,592	5,064,743
Other comprehensive income	412	424
Common stock held in treasury	(773,610)	(746,486)
Total stockholders' equity	4,602,394	4,318,681
	$7,404,908	$7,421,948

RECONCILIATION OF TOTAL DEBT AS REPORTED
TO NET DEBT, a non-GAAP measure
(Unaudited, in thousands)
	March 31,	December 31,
	2026	2025	%

Total debt, net of deferred financing costs, as reported	$819,254	$1,198,334	-32%
Unamortized debt issuance costs, as reported	14,746	19,666
Less cash and cash equivalents, as reported	(247)	(204)
Net debt, a non-GAAP measure	$833,753	$1,217,796	-32%

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATING ACTIVITIES
(Unaudited, in thousands)

	Three Months Ended March 31,
	2026	2025

Net income	$341,630	$97,052
Adjustments to reconcile net cash provided from continuing operations:
Deferred income tax expense	85,730	10,683
Depletion, depreciation and amortization	88,526	90,559
Abandonment and impairment of unproved properties	3,897	4,574
Derivative fair value loss	33,429	158,957
Cash settlements on derivative financial instruments	(49,295)	4,573
Divestiture contract obligation, including accretion	6,950	8,897
Amortization of deferred financing costs and other	1,099	1,182
Deferred and stock-based compensation	15,331	15,083
Gain on sale of assets	(6)	(62)
Loss (gain) on early extinguishment of debt	12,344	(3)

Changes in working capital:
Accounts receivable	82,177	(28,722)
Other current assets	(6,192)	(9,028)
Accounts payable	83,223	36,181
Accrued liabilities and other	(79,707)	(59,843)
Net changes in working capital	79,501	(61,412)
Net cash provided from operating activities	$619,136	$330,083

RECONCILIATION OF NET CASH PROVIDED FROM OPERATING
ACTIVITIES, AS REPORTED, TO CASH FLOW FROM OPERATIONS
BEFORE CHANGES IN WORKING CAPITAL, a non-GAAP measure
(Unaudited, in thousands)
	Three Months Ended March 31,
	2026	2025
Net cash provided from operating activities, as reported	$619,136	$330,083
Net changes in working capital	(79,501)	61,412
Exploration expense	5,696	6,044
Lawsuit settlements and other	273	27
Non-cash compensation adjustment and other	(671)	(175)
Cash flow from operations before changes in working capital - non-GAAP measure	$544,933	$397,391

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
(Unaudited, in thousands)
	Three Months Ended March 31,
	2026	2025
Basic:
Weighted average shares outstanding	235,316	240,776
Stock held by deferred compensation plan	(266)	(741)
Adjusted basic	235,050	240,035

Dilutive:
Weighted average shares outstanding	235,316	240,776
Dilutive stock options under treasury method	1,080	979
Adjusted dilutive	236,396	241,755

RANGE RESOURCES CORPORATION

RECONCILIATION OF NATURAL GAS, NGLs AND OIL SALES
AND DERIVATIVE FAIR VALUE INCOME (LOSS) TO
CALCULATED CASH REALIZED NATURAL GAS, NGLs AND
OIL PRICES WITH AND WITHOUT THIRD-PARTY
TRANSPORTATION, GATHERING, PROCESSING AND
COMPRESSION COSTS, a non-GAAP measure
(Unaudited, In thousands, except per unit data)
	Three Months Ended March 31,
	2026	2025	%
Natural gas, NGLs and Oil Sales components:
Natural gas sales	$704,081	$490,377
NGLs sales	259,232	275,654
Oil sales	46,939	25,889
Total Natural Gas, NGLs and Oil Sales, as reported	$1,010,252	$791,920	28%

Derivative Fair Value Loss, as reported	$(33,429)	$(158,957)
Cash settlements on derivative financial instruments - (gain) loss:
Natural gas	45,669	(4,729)
NGLs	-	412
Oil	3,626	(256)
Total change in fair value related to commodity derivatives prior to
settlement, a non-GAAP measure	$15,866	$(163,530)

Transportation, gathering, processing and compression components:
Natural Gas	$169,206	$157,519
NGLs	153,344	147,838
Oil	779	752
Total transportation, gathering, processing and compression, as reported	$323,329	$306,109

Natural gas, NGL and Oil sales, including cash-settled derivatives: (c)
Natural gas sales	$658,412	$495,106
NGLs sales	259,232	275,242
Oil Sales	43,313	26,145
Total	$960,957	$796,493	21%

Production of natural gas, NGLs and oil during the periods (a):
Natural Gas (mcf)	135,795,771	135,963,430	0%
NGLs (bbls)	9,737,382	9,919,989	-2%
Oil (bbls)	741,524	423,579	75%
Gas equivalent (mcfe) (b)	198,669,207	198,024,838	0%

Production of natural gas, NGLs and oil - average per day (a):
Natural Gas (mcf)	1,508,842	1,510,705	0%
NGLs (bbls)	108,193	110,222	-2%
Oil (bbls)	8,239	4,706	75%
Gas equivalent (mcfe) (b)	2,207,436	2,200,276	0%

Average prices, excluding derivative settlements and before third-party transportation costs:
Natural Gas (per mcf)	$5.18	$3.61	43%
NGLs (per bbl)	$26.62	$27.79	-4%
Oil (per bbl)	$63.30	$61.12	4%
Gas equivalent (per mcfe) (b)	$5.09	$4.00	27%

Average prices, including derivative settlements before third-party transportation costs: (c)
Natural Gas (per mcf)	$4.85	$3.64	33%
NGLs (per bbl)	$26.62	$27.75	-4%
Oil (per bbl)	$58.41	$61.72	-5%
Gas equivalent (per mcfe) (b)	$4.84	$4.02	20%

Average prices, including derivative settlements and after third-party transportation costs: (d)
Natural Gas (per mcf)	$3.60	$2.48	45%
NGLs (per bbl)	$10.87	$12.84	-15%
Oil (per bbl)	$57.36	$59.95	-4%
Gas equivalent (per mcfe) (b)	$3.21	$2.48	29%

Transportation, gathering and compression expense per mcfe	$1.63	$1.55	5%

(a) Represents volumes sold regardless of when produced.
(b) Oil and NGLs are converted at the rate of one barrel equals six mcfe based upon the approximate relative energy content of oil to natural gas, which is not necessarily indicative of the relationship of oil and natural gas prices.
(c) Excluding third-party transportation, gathering, processing and compression costs.
(d) Net of transportation, gathering, processing and compression costs.

RANGE RESOURCES CORPORATION

RECONCILIATION OF INCOME BEFORE INCOME
TAXES AS REPORTED TO INCOME BEFORE INCOME TAXES
EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, In thousands, except per share data)
	Three Months Ended March 31,
	2026	2025	%

Income from operations before income taxes, as reported	$433,161	$109,735	295%
Adjustment for certain special items:
Gain on the sale of assets	(6)	(62)
ARO settlement loss	-	-
Change in fair value related to derivatives prior to settlement	(15,866)	163,530
Abandonment and impairment of unproved properties	3,897	4,574
Loss (gain) on early extinguishment of debt	12,344	(3)
Lawsuit settlements and other	273	27
Exit costs	6,950	8,897
Direct operating - stock-based compensation	546	537
Brokered natural gas and marketing - stock-based compensation	884	840
Exploration expenses - stock-based compensation	334	347
General & administrative - stock-based compensation	10,625	10,111
Deferred compensation plan - non-cash adjustment	2,543	2,879

Income before income taxes, as adjusted	455,685	301,412	51%

Income tax expense, as adjusted
Current	5,801	2,000
Deferred (a)	89,893	67,325

Net income, excluding certain items, a non-GAAP measure	$359,991	$232,087	55%

Non-GAAP income per common share
Basic	$1.53	$0.97	58%
Diluted	$1.52	$0.96	58%

Non-GAAP diluted shares outstanding, if dilutive	236,396	241,755

(a) Taxes are estimated to be approximately 21% for 2026 and 23% for 2025

RANGE RESOURCES CORPORATION

RECONCILIATION OF NET INCOME, EXCLUDING
CERTAIN ITEMS AND ADJUSTED EARNINGS PER
SHARE, non-GAAP measures
(In thousands, except per share data)
	Three Months Ended March 31,
	2026	2025

Net income, as reported	$341,630	$97,052
Adjustments for certain special items:
Gain on the sale of assets	(6)	(62)
ARO settlement loss	-	-
Loss (gain) on early extinguishment of debt	12,344	(3)
Change in fair value related to derivatives prior to settlement	(15,866)	163,530
Abandonment and impairment of unproved properties	3,897	4,574
Lawsuit settlements and other	273	27
Exit costs	6,950	8,897
Stock-based compensation	12,389	11,835
Deferred compensation plan	2,543	2,879
Tax impact	(4,163)	(56,642)

Net income, excluding certain items, a non-GAAP measure	$359,991	$232,087

Net income per diluted share, as reported	$1.44	$0.40
Adjustments for certain special items per diluted share:
Gain on the sale of assets	-	-
ARO settlement loss	-	-
Loss (gain) on early extinguishment of debt	0.05	-
Change in fair value related to derivatives prior to settlement	(0.07)	0.68
Abandonment and impairment of unproved properties	0.02	0.02
Lawsuit settlements and other	-	-
Exit costs	0.03	0.04
Stock-based compensation	0.05	0.05
Deferred compensation plan	0.01	0.01
Adjustment for rounding differences	0.01	(0.01)
Tax impact	(0.02)	(0.23)
Dilutive share impact (rabbi trust and other)	-	-

Net income per diluted share, excluding certain items, a non-GAAP measure	$1.52	$0.96

Adjusted earnings per share, a non-GAAP measure:
Basic	$1.53	$0.97
Diluted	$1.52	$0.96

RANGE RESOURCES CORPORATION

RECONCILIATION OF CASH MARGIN PER MCFE, a non-
GAAP measure
(Unaudited, In thousands, except per unit data)
	Three Months Ended March 31,
	2026	2025

Revenues
Natural gas, NGLs and oil sales, as reported	$1,010,252	$791,920
Derivative fair value loss, as reported	(33,429)	(158,957)
Less non-cash fair value (gain) loss	(15,866)	163,530
Brokered natural gas and marketing, as reported	57,229	54,408
Other income, as reported	118	3,183
Less gain on sale of assets	(6)	(62)
Less ARO settlement	-	-
Cash revenues and other income	1,018,298	854,022

Expenses
Direct operating, as reported	28,674	25,373
Less direct operating stock-based compensation	(546)	(537)
Transportation, gathering and compression, as reported	323,329	306,109
Taxes other than income, as reported	5,823	6,987
Brokered natural gas and marketing, as reported	58,123	58,201
Less brokered natural gas and marketing stock-based compensation	(884)	(840)
General and administrative, as reported	45,351	41,691
Less G&A stock-based compensation	(10,625)	(10,111)
Less lawsuit settlements and other	(273)	(27)
Interest expense, as reported	19,419	29,161
Less amortization of deferred financing costs	(827)	(1,376)
Cash expenses	467,564	454,631

Cash margin, a non-GAAP measure	$550,734	$399,391

Mmcfe produced during period	198,669	198,025

Cash margin per mcfe	$2.77	$2.02

RECONCILIATION OF INCOME BEFORE INCOME TAXES
TO CASH MARGIN, a non-GAAP measure
(Unaudited, in thousands, except per unit data)
	Three Months Ended March 31,
	2026	2025

Income before income taxes, as reported	$433,161	$109,735
Adjustments to reconcile income before income taxes
to cash margin:
ARO settlements	-	-
Derivative fair value loss	33,429	158,957
Net cash (payments) receipts on derivative settlements	(49,295)	4,573
Exploration expense	5,696	6,044
Lawsuit settlements and other	273	27
Exit costs	6,950	8,897
Deferred compensation plan	2,543	2,879
Stock-based compensation (direct operating, brokered natural gas and	12,389	11,835
marketing, exploration and general and administrative)
Bad debt expense	-	-
Interest - amortization of deferred financing costs	827	1,376
Depletion, depreciation and amortization	88,526	90,559
Gain on sale of assets	(6)	(62)
Loss (gain) on early extinguishment of debt	12,344	(3)
Abandonment and impairment of unproved properties	3,897	4,574
Cash margin, a non-GAAP measure	$550,734	$399,391